SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 5)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2009

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 16, 2009, IBERIABANK Corporation (“IBKC”) filed a Current Report on Form 8-K (the “Original Report”) to report that its wholly owned subsidiary, IBERIABANK, had entered into two purchase and assumption agreements on November 13, 2009 (the “Agreements”) with the Federal Deposit Insurance Corporation (“FDIC”), as receiver, pursuant to which IBERIABANK acquired certain assets and assumed substantially all of the deposits and certain liabilities of Orion Bank, a Florida state-chartered bank headquartered in Naples, Florida (“Orion”), and Century Bank, FSB, a federal savings bank headquartered in Sarasota, Florida (“Century”).

On November 19, 2009, IBKC filed an amended Current Report on Form 8-K/A (“Amendment No. 1”) to report under Item 1.01 and Item 2.01 additional details of the terms and conditions of the Agreements, copies of which were included as Exhibits 2.1 and 2.2 to Amendment No. 1. On November 20, 2009, IBKC filed an amended Current Report on Form 8-K/A (“Amendment No. 2”) to correct a typographical error in Amendment No. 1.

On January 25, 2010, IBKC filed an amended Current Report on Form 8-K/A (“Amendment No. 3”) to amend and supplement the disclosure provided in the Original Report, as previously amended and supplemented by Amendments No. 1 and 2, to disclose that additional financial information is required by Items 9.01(a) and (b) of Form 8-K and that IBKC would file such financial information pursuant to paragraphs (a)(4) and (b)(2) of Item 9.01.

On February 25, 2010, IBKC filed an amended Current Report on Form 8-K/A (“Amendment No. 4”) to amend and supplement the disclosures provided in the Original Report, as previously amended and supplemented by Amendments No. 1, 2 and 3, to disclose additional information required by Items 9.01(a) and (b) of Form 8-K.

This Current Report on Form 8-K/A (“Amendment No. 5”) is being filed to include the date of the Consent of Hacker, Johnson & Smith PA in Exhibit 23.2, which was inadvertently omitted in Amendment No. 4.

Statements made in this Amendment No. 5, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding IBKC’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in IBKC’s Annual Report on Form 10-K for the year ended December 31, 2008 and in IBKC’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Orion

(a) Financial Statements of Businesses Acquired

Discussion. As set forth in Item 2.01 above, on November 13, 2009, IBERIABANK acquired certain assets and assumed substantially all of the deposits and certain liabilities of Orion pursuant to the Orion Agreement. A narrative description of the anticipated effects of the Orion Acquisition on IBKC’s financial condition, liquidity, capital resources and operating results is presented below. This discussion should be read in conjunction with the historical financial statements and the related notes of IBKC, which have been filed with the Securities and Exchange Commission (the “Commission” or “SEC”) and the Audited Orion Statement, which is attached hereto as Exhibit 99.3.

The Orion Acquisition increased IBKC’s total assets and total deposits by approximately 36.5% and 39.4%, respectively, as compared with balances at September 30, 2009, and is expected to positively affect IBKC’s operating results, to the extent IBKC earns more from interest earned on its assets than it pays in interest on deposits and other borrowings. The ability of IBKC to successfully collect interest and principal on loans acquired and collect reimbursement from the FDIC on the related indemnification asset will also impact cash flows and operating results.

IBKC estimated the acquisition-date fair value of the acquired assets and assumed liabilities in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations (ASC Topic 805) and ASC Topic 820, Fair Value Measurements. However, the amount that IBKC realizes on these assets could differ materially from the carrying value reflected in the attached Audited Orion Statement primarily as a result of changes in the timing and amount of collections on the acquired loans in future periods. Because of the loss sharing agreements with the FDIC on these assets, as described in Item 2.01 above, IBKC does not expect to incur significant losses. To the extent the actual values realized for the acquired loans differ from the estimated amounts, the indemnification asset will generally be impacted in an offsetting manner due to the loss sharing support from the FDIC.

Financial Condition. In the Orion Acquisition, IBERIABANK purchased $961.1 million of loans at fair value, representing approximately 22.2% of IBKC’s total loans and leases (net of the allowance for loan and lease losses) at September 30, 2009. IBERIABANK acquired $212.7 million in cash and cash equivalents, and $255.4 million in securities at fair value.

        The following table presents information with respect to the fair value of certain acquired earning assets and loans, as well as their book balance at acquisition date, contractual term and average effective yield.

Schedule of Earning Assets Acquired

(dollars in millions)

	November 13, 2009
	Fair Value	Average Months to Maturity	Effective Interest Yield
Earning Assets

Interest bearing deposits in other banks, the Federal Reserve and federal funds sold	$193.8	—	0.35%

Investment securities	255.4	45.0	2.74%

Loans:
Single family residential real estate and HELOCs	400.4	186.2	4.22%
Commercial real estate	141.0	55.4	6.07%
Real estate construction and land	372.9	26.5	3.52%
Installment and consumer	.5	16.5	5.54%
Commercial and industrial	46.3	19.2	5.64%

Total loans	961.1

Total earning assets	$1,410.3

The following table reflects the scheduled maturities of the acquired loans:

November 13, 2009

(dollars in millions)

	Single family residential real estate and HELOCs	Commercial Real Estate	Real Estate Construction and Land	Installment and Consumer	Commercial and Industrial	Total
Contractual maturities:
1 year or less (1)	$68.2	$34.6	$233.3	$0.3	$10.3	$346.7
1-5 years	54.5	65.4	128.1	0.2	34.3	282.5
After 5 years	277.7	41.0	11.5	—	1.7	331.9

Total	$400.4	$141.0	$372.9	$0.5	$46.3	$961.1

Rate sensitivity:
Fixed	$50.0	$141.0	$59.6	$0.5	$14.5	$265.6
Variable	350.4	—	313.3	—	31.8	695.5

Total	$400.4	$141.0	$372.9	$0.5	$46.3	$961.1

(1)	Includes loans due on demand

In the Orion Acquisition, IBERIABANK assumed $1.9 billion in deposits at estimated fair value. This amount represents approximately 39.4% of IBERIABANK’s total deposits of $4.8 billion at September 30, 2009. Demand and savings deposit accounts make up $1.1 billion of these assumed deposits. IBERIABANK also assumed $344.7 million in FHLB advances, at estimated fair value.

In its assumption of the deposit liabilities, IBERIABANK believed that the customer relationships associated with these deposits have intangible value. IBERIABANK applied ASC Topic 805, which prescribes the accounting for goodwill and other intangible assets such as core deposit intangibles, in a business combination. IBERIABANK determined the estimated fair value of the core deposit intangible asset totaled $10.4 million, which will be amortized utilizing sum of the years digits method over an estimated economic life not to exceed 10 years. In determining the valuation amount, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates, age of deposit relationships, and the maturities of time deposits.

        Future amortization of this core deposit intangible asset over the estimated life will decrease results of operations, net of any potential tax effect. Since amortization is a noncash item, it will have no effect upon future liquidity and cash flows. For the calculation of regulatory capital, this core deposit intangible asset is disallowed and is a reduction to equity capital. IBKC expects that disallowing this intangible asset should not materially adversely affect IBCK’s or IBERIABANK’s regulatory capital ratios.

The core deposit intangible asset is subject to significant estimates by IBKC management related to the value and the life of the asset. These estimates could change over time. IBKC will review the valuation of this asset periodically to ensure that no impairment has occurred. If any impairment is subsequently determined, IBKC will record the impairment as an expense in its consolidated statement of operations.

Operating Results and Cash Flows. IBKC’s management has from time to time become aware of acquisition opportunities and has performed various levels of review related to potential acquisitions in the past. The Orion Acquisition was attractive to IBKC for a variety of reasons, including:

•	attractiveness in the pricing of the acquired loan portfolios including the indemnification assets;

•	ability to increase IBKC’s market share in Florida;

•

attractiveness of immediate low cost core deposit funds given that over the past several years, organic core deposit growth has been exceptionally difficult as financial institutions compete for deposits; and

•

opportunities to enhance income and efficiency due to duplications of effort and decentralized processes as IBKC expects to enhance income by centralizing some duties and removing duplications of effort.

Based on these and other factors, including the level of FDIC support related to the acquired loans, and other real estate, IBKC believes that the Orion Acquisition will have an immediate positive impact on its earnings.

The Orion Acquisition had an immediate accretive impact to IBKC’s financial results as it recognized a day 1 pre-tax gain upon acquisition of $118.3 million. The transaction resulted in an after-tax gain of $72.7 million. Based on September 30, 2009 information, excluding post-acquisition balance sheet changes, total assets acquired make up 36.5%, or $2.4 billion, of IBERIABANK’s total assets of $6.5 billion, and total deposits assumed make up 39.4%, or $1.9 billion, of IBERIABANK’s total deposits of $4.8 billion. IBKC believes that the transaction will improve IBERIABANK’s net interest income, as IBERIABANK earns more from interest earned on its loans and investments than it pays in interest on deposits and borrowings.

The extent to which IBERIABANK’s operating results may be adversely affected by the acquired loans is largely offset by the loss sharing agreements and the related discounts reflected in the estimated fair value of these assets at the acquisition date. In accordance with the provisions of ASC Topic 310- 30, Loan and Debt Securities Acquired with Deteriorated Credit, the fair values of the acquired loans reflect an estimate of expected credit losses related to these assets. As a result, IBKC’s operating results would only be adversely affected by loan losses to the extent that such losses exceed the expected credit losses reflected in the fair value of these assets at the acquisition date. In addition, to the extent that the stated interest rate on acquired loans was not considered a market rate of interest at the acquisition date, appropriate adjustments to the acquisition-date fair value were subsequently recorded. These adjustments are intended to mitigate the risk associated with the acquisition of loans earning a below-market rate of return.

Pursuant to an AICPA letter dated December 18, 2009, the AICPA summarized the SEC staff’s view regarding the accounting in subsequent periods for discount accretion associated with loan receivables acquired in a business combination or asset purchase. Regarding the accounting for such loan receivables that, in the absence of further standard setting, the AICPA understands that the SEC staff would not object to an accounting policy based on contractual cash flows (ASC Topic 310-20 approach) or an accounting policy based on expected cash flows (ASC Topic 310-30 approach). IBERIABANK believes analogizing to ASC Topic 310-30 is the more appropriate option to follow in accounting for the credit portion of the fair value discount.

ASC Topic 310-30 applies to a loan with evidence of deterioration of credit quality since origination, for which it is probable, at acquisition, that the investor will be unable to collect all contractually required payments receivable. ASC Topic 310-30 prohibits carrying over or creating an allowance for loan losses upon initial recognition for loans that fall under its scope. As of the date of the Orion Agreement, the preliminary estimate of the contractual principal and interest payments for all acquired impaired loans accounted for under ASC Topic 310-30, and non-impaired loans IBERIABANK elected to account for under ASC Topic 310-30, was $2.0 billion and the estimated fair value of the loans was $961.1 million. These amounts were determined based upon the estimated remaining life of the underlying loans, which include the effects of estimated prepayments, expected credit losses and market liquidity and interest rates.

        The loss sharing agreements will likely have a material impact on the cash flows and operating results of IBERIABANK in both the short-term and the long-term. In the short-term, as stated above, it is likely that there will be a significant amount of the covered assets that will experience deterioration in payment performance or will be determined to have inadequate collateral values to repay the loans. In such instances, IBKC will likely no longer receive payments from the borrowers, which will impact cash flows. The loss sharing agreements will not fully offset the financial effects of such a situation. However, if a loan is subsequently charged off or charged down after IBKC exhausts its best efforts at collection, the loss sharing agreements will cover a substantial portion of the loss associated with the covered asset. IBKC made its best estimate of the losses and related FDIC reimbursements in preparation of the financial statements.

        The long-term effects that IBKC may experience will depend primarily on the ability of the borrowers under the various loans covered by the loss sharing agreements to make payments over time. As the loss sharing agreements cover up to a 10-year period (5 years for commercial loans and other assets), changing economic conditions will likely impact the timing of future charge-offs and the resulting reimbursements from the FDIC. IBKC believes that any recapture of interest income and recognition of cash flows from the borrowers or received from the FDIC (as part of the FDIC indemnification asset) may be recognized unevenly over this period, as IBKC exhausts its collection efforts under its normal practices. In addition, IBKC recorded substantial discounts related to the purchase of these covered assets. A portion of these discounts will be accretable to income over the economic life of the loans and will be dependent upon the timing and success of IBKC’s collection efforts on the covered assets.

Liquidity and Capital Resources. The transaction significantly enhanced the liquidity position of IBERIABANK. IBKC acquired $212.7 million in cash and cash equivalents as well as $255.4 million of investment securities. The acquired securities provide monthly cash flows in the form of principal and interest payments. These additions to IBKC’s balance sheet represent additional support for IBKC’s liquidity needs.

Deposits in the amount of $1.9 billion were also assumed. Of this amount, 54.6%, or $1.0 billion, were in the form of highly liquid transaction accounts. Certificates of deposit and other time deposits comprised 42.2%, or $794.5 million, of total deposits.

As permitted by the FDIC, IBERIABANK had the option to reprice the acquired deposit portfolios to current market rates within seven days of the acquisition date. In addition, depositors had the option to withdraw funds without penalty. IBERIABANK chose to reprice approximately $60.1 million in deposits comprised of all financial institution certificates of deposit. Through December 31, 2009, approximately 78% of the repriced deposit accounts had been redeemed without penalty.

At September 30, 2009, IBERIABANK was considered “well-capitalized” based on a calculation of relevant regulatory ratios. The transactions increased IBERIABANK’s capital ratios, and IBERIABANK remains “well-capitalized” after taking into consideration the results of the transaction. IBERIABANK had the following capital ratios at September 30, 2009 and June 30, 2009.

	September 30, 2009	June 30, 2009
Tier 1 Ratio	10.52%	9.54%
Total Capital Ratio	12.21%	11.31%
Leverage Ratio	7.93%	7.47%

Financial Statements. Attached hereto as Exhibit 99.3 and incorporated by reference into this Item 9.01 is an Audited Statement of Assets Acquired and Liabilities Assumed by IBERIABANK (a wholly owned subsidiary of IBERIABANK Corporation) related to its acquisition of Orion at November 13, 2009 and the accompanying notes thereto.

Report of Independent Registered Public Accounting Firm

Statement of Assets Acquired and Liabilities Assumed at November 13, 2009

Notes to Statement of Assets Acquired and Liabilities Assumed

IBKC has omitted certain financial information of Orion required by Rule 3-05 of Regulation S-X and the related pro forma financial information under Article 11 of Regulation S-X in accordance with a request for relief submitted to the Commission in accordance with the guidance provided in Staff Accounting Bulletin 1:K, Financial Statements of Acquired Troubled Financial Institutions (“SAB:1K”). SAB 1:K provides relief from the requirements of Rule 3-05 in certain instances, such as the transaction, where a registrant engages in an acquisition of a significant amount of assets of a troubled financial institution that involves pervasive federal assistance and audited financial statements of the troubled financial institution that are not reasonably available.

(b) ProForma Financial Information.

In connection with the Orion Acquisition, IBERIABANK entered into loss sharing agreements with the FDIC. Pursuant to the terms of the Orion loss sharing agreements, the FDIC is obligated to reimburse IBERIABANK for 80% of losses of up to $550 million with respect to covered assets. The FDIC will reimburse IBERIABANK for 95% of losses in excess of $550 million with respect to covered assets. IBERIABANK will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid IBERIABANK 80% reimbursement under the loss sharing agreements, and for 95% of recoveries with respect to losses for which the FDIC paid 95% reimbursement under the loss sharing agreements.

        In addition, on January 14, 2020 (the “True-Up Measurement Date”), IBERIABANK has agreed to pay the FDIC 50% of the excess, if any, of (i) 20% of a $550 million stated threshold less (ii) the sum of (A) 25% of the asset premium (discount) plus (B) 25% of the Cumulative Shared Loss Payments (defined as the aggregate of all of the payments made or payable to IBERIABANK minus the aggregate of all of the payments made or payable to the FDIC) plus (C) the Period Servicing Amounts for any twelve-month period prior to and ending on the True-Up Measurement Date (defined as 1% of the product of the simple average of the principal amount of shared loss loans and shared loss assets (other than shared loss securities) at the beginning and end of such period).

It should also be noted that a substantial majority of the cash and cash equivalents acquired in the Orion Acquisition originated from the FDIC rather than Orion.

Based on the above, IBKC believes the Orion acquisition is a “significant acquisition” where federal financial assistance or guarantees are an essential part of the transaction, or where the nature and magnitude of federal assistance is so pervasive as to substantially reduce the relevance of historical information to an assessment of future operations.

Because IBKC believes that the continuity of Orion’s operations is substantially lacking after the transaction for reasons stated above, no additional information regarding Orion is being provided under this Item 9.01.

Century

(a) Financial Statements of Businesses Acquired

The audited consolidated financial statements of Century required by Item 9.01(a) of Form 8-K as of and for the year ended December 31, 2008 are attached as Exhibit 99.4 and are incorporated herein by reference. The unaudited interim consolidated financial statements of Century required by Item 9.01(a) of Form 8-K as of and for the nine months ended September 30, 2009 are attached as Exhibit 99.5 and are incorporated herein by reference.

(b) Pro Forma Financial Information

In connection with the Century Acquisition, IBERIABANK entered into loss sharing agreements with the FDIC. Pursuant to the terms of the Century loss sharing agreements, the FDIC is obligated to reimburse IBERIABANK for 80% of losses of up to $285 million with respect to covered assets. The FDIC will reimburse IBERIABANK for 95% of losses in excess of $285 million with respect to covered assets. IBERIABANK will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid IBERIABANK 80% reimbursement under the loss sharing agreements, and for 95% of recoveries with respect to losses for which the FDIC paid 95% reimbursement under the loss sharing agreements.

In addition, on January 14, 2020 (the “True-Up Measurement Date”), IBERIABANK has agreed to pay the FDIC 50% of the excess, if any, of (i) 20% of a $285 million stated threshold less (ii) the sum of (A) 25% of the asset premium (discount) plus (B) 25% of the Cumulative Shared Loss Payments (defined as the aggregate of all of the payments made or payable to IBERIABANK minus the aggregate of all of the payments made or payable to the FDIC) plus (C) the Period Servicing Amounts for any twelve-month period prior to and ending on the True-Up Measurement Date (defined as 1% of the product of the simple average of the principal amount of shared loss loans and shared loss assets (other than shared loss securities) at the beginning and end of such period).

It should also be noted that a substantial majority of the cash and cash equivalents acquired in the Century Acquisition originated from the FDIC rather than Century.

Based on the above, IBKC believes the Century Acquisition is a “significant acquisition” where federal financial assistance or guarantees are an essential part of the transaction, or where the nature and magnitude of federal assistance is so pervasive as to substantially reduce the relevance of historical information to an assessment of future operations.

Because IBKC believes that the continuity of Century’s operations is substantially lacking after consummation of the Century Acquisition for reasons stated above, no additional information regarding Century is being provided under this Item 9.01. Due to the lack of continuity and the loss sharing agreements, IBKC also believes the historical financial statements of Century required by Item 9.01(a) of Form 8-K (Exhibits 99.4 and 99.5 hereto) are not indicative of the Century Acquisition.

(d) Exhibits

2.1	Purchase and Assumption Agreement Whole Bank All Deposits, by and among the Federal Deposit Insurance Corporation, receiver of Orion Bank, Naples, Florida, the Federal Deposit Insurance Corporation, and IBERIABANK, dated as of November 13, 2009. Incorporated herein by reference to Exhibit 2.1 of Current Report on Form 8-K/A (Amendment No. 1), filed November 19, 2009.

2.2	Purchase and Assumption Agreement Whole Bank All Deposits, by and among the Federal Deposit Insurance Corporation, receiver of Century Bank, FSB, Sarasota, Florida, the Federal Deposit Insurance Corporation, and IBERIABANK, dated as of November 13, 2009. Incorporated herein by reference to Exhibit 2.2 of Current Report on Form 8-K/A (Amendment No. 1), filed November 19, 2009.

23.1	Consent of Ernst & Young LLP. Incorporated herein by reference to Exhibit 23.1 of Current Report on Form 8-K/A (Amendment No. 4), filed February 25, 2010.

23.2	Consent of Hacker, Johnson & Smith PA.

99.1	Press Release announcing the Acquisitions and other recent developments issued by IBERIABANK Corporation, dated November 13, 2009. Incorporated herein by reference to Exhibit 99.1 of Current Report on Form 8-K (Original Report), filed November 16, 2009.

99.2	Supplemental materials to Press Release, dated November 13, 2009. Incorporated herein by reference to Exhibit 99.2 of Current Report on Form 8-K (Original Report), filed November 16, 2009.

99.3

Report of Independent Registered Public Accounting Firm

Statement of Assets Acquired and Liabilities Assumed at November 13, 2009

Notes to Statement of Assets Acquired and Liabilities Assumed. Incorporated herein by reference to Exhibit 99.3 of Current Report on Form 8-K/A (Amendment No. 4), filed February 25, 2010.

99.4

Audited consolidated financial statements of Century Bank, A Federal Savings Bank and Subsidiary, as of and for the year ended December 31, 2008. Incorporated herein by reference to Exhibit 99.4 of Current Report on

Form 8-K/A (Amendment No. 4), filed February 25, 2010.

99.5	Unaudited consolidated financial statements of Century Bank, A Federal Savings Bank and Subsidiary, as of and for the nine months ended September 30, 2009. Incorporated herein by reference to Exhibit 99.5 of Current Report on Form 8-K/A (Amendment No. 4), filed February 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: February 26, 2010	By:	/S/ DARYL G. BYRD
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

2.1	Purchase and Assumption Agreement Whole Bank All Deposits, by and among the Federal Deposit Insurance Corporation, receiver of Orion Bank, Naples, Florida, the Federal Deposit Insurance Corporation and IBERIABANK, dated as of November 13, 2009. Incorporated herein by reference to Exhibit 2.1 of Current Report on Form 8-K/A (Amendment No. 1), filed November 19, 2009.

2.2	Purchase and Assumption Agreement Whole Bank All Deposits, by and among the Federal Deposit Insurance Corporation, receiver of Century Bank, FSB, Sarasota, Florida, the Federal Deposit Insurance Corporation, and IBERIABANK, dated as of November 13, 2009. Incorporated herein by reference to Exhibit 2.2 of Current Report on Form 8-K/A (Amendment No. 1), filed November 19, 2009.

23.1	Consent of Ernst & Young LLP. Incorporated herein by reference to Exhibit 23.1 of Current Report on Form 8-K/A (Amendment No. 4), filed February 25, 2010.

23.2	Consent of Hacker, Johnson & Smith PA.

99.1	Press Release announcing the Acquisition issued by IBERIABANK Corporation dated November 13, 2009. Previously filed. Incorporated herein by reference to Exhibit 99.1 of Current Report on Form 8-K (Original Report), filed November 16, 2009.

99.2	Supplemental materials to Press Release dated November 13, 2009. Previously filed. Incorporated herein by reference to Exhibit 99.2 of Current Report on Form 8-K (Original Report), filed November 16, 2009.

99.3

Report of Independent Registered Public Accounting Firm

Statement of Assets Acquired and Liabilities Assumed at November 13, 2009

Notes to Statement of Assets Acquired and Liabilities Assumed. Incorporated herein by reference to Exhibit 99.3 of Current Report on Form 8-K/A (Amendment No. 4), filed February 25, 2010.

99.4	Audited consolidated financial statements of Century Bank, A Federal Savings Bank and Subsidiary, as of and for the year ended December 31, 2008. Incorporated herein by reference to Exhibit 99.4 of Current Report on Form 8-K/A (Amendment No. 4), filed February 25, 2010.

99.5

Unaudited consolidated financial statements of Century Bank, A Federal Savings Bank and Subsidiary, as of and for the nine months ended September 30, 2009. Incorporated herein by reference to Exhibit 99.5 of Current Report on

Form 8-K/A (Amendment No. 4), filed February 25, 2010.